TWIN RIVER ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS OF OPERATIONS; EXTENDS TENDER OFFER EXPIRATION TIME TO JULY 26
Robust Preliminary 2nd Quarter Results; Dover and Tiverton Validate M&A Strategy

Providence, Rhode Island (July 22, 2019) - Twin River Worldwide Holdings, Inc. (NYSE: TRWH) ("Twin River") announced preliminary estimates of operating results for the quarter ended June 30, 2019. Twin River has not yet finalized its accounting for this period, and its June 30, 2019 consolidated financial statements are not expected to be available until after Twin River’s modified Dutch auction tender offer ("Offer") is completed. Twin River expects to release its final results of operations for the second quarter during the second full week of August. Twin River also announced that it has extended the Expiration Time for its Offer to 11:59 p.m., New York City time, on Friday, July 26, 2019, unless further extended or earlier terminated by Twin River.
This press release is being filed with the Securities and Exchange Commission on Form 8-K, which will be incorporated into the Schedule TO and amend the Offer to Purchase to the extent set forth herein. All of Twin River’s SEC filings are also available on Twin River’s website (www.twinriverwwholdings.com). American Stock Transfer & Trust Company, LLC, the depositary for the Offer, has advised Twin River that as of 5:00 p.m., New York City time, on July 19, 2019, 15,088,536 Shares had been validly tendered pursuant to the Offer and not withdrawn. Twin River Shareholders who have already tendered their Shares do not have to re-tender their Shares or take any other action as a result of the extension of the Expiration Time of the Offer.
Twin River’s actual results of operations for the second quarter remain subject to the completion of its financial accounting closing process, which includes review by its management, audit committee and external auditors. During the financial closing process, Twin River may identify items that require Twin River to make adjustments to the preliminary estimates of its operating results set forth below. As a result, Twin River’s actual operating results could be outside of the ranges set forth below and such differences could be material. Additionally, the estimates of Twin River’s net revenue, net income and Adjusted EBITDA set forth below are forward-looking statements based solely on information available to Twin River as of the date of this release and may differ materially from its actual operating results. Therefore, Shareholders should not place undue reliance on these preliminary estimates.

Twin River's preliminary estimates for the three months ended June 30, 2019 and actual results for the comparable period in 2018 are as follows:

	Quarter Ended
(in millions)	June 30, 2019 Estimated Range	June 30, 2018 Actual
Net revenue	$146.5 - $148.5	$110.8
Net income	$15.8 - $18.4	$20.3
Adjusted EBITDA	$46.0 - $49.0	$44.3

The Rhode Island operations are estimated between $82.5 million and $83.5 million of net revenue and between $37.1 million and $39.1 million of Adjusted EBITDA for the quarter ended June 30, 2019. The Biloxi and Dover operations are estimated between $31.9 million and $32.3 million and $30.0 million and $30.5 million of net revenue, respectively, and $8.8 million and $9.8 million and $4.7 million and $5.7 million of Adjusted EBITDA, respectively, for the same period.
In remarking on the preliminarily estimated results for the quarter, George Papanier, President and CEO commented, “We are quite pleased with the Company’s results in the quarter. Our Rhode Island operations performed well despite some quarterly softness in the New England gaming markets generally. Financial performance at Dover during our first full quarter of ownership exceeded our already high expectation due to our initial integration and optimization efforts and yet we still anticipate substantial physical and operating changes to be implemented. At Hard Rock Biloxi, we were pleased to see another quarter of solid performance as our operations there are stable and performing well. At the Corporate level, we continue investing in order to prepare for more growth as evidenced by our recently announced acquisitions. Somewhat higher corporate costs in the second quarter reflect that investment."
In speaking more in depth about the Rhode Island operations in the context of recent impacts of new competition, Mr. Papanier further commented, “Our mitigation strategy toward new regional competition is also proving itself in the early going, as the overall effect of new competition in Boston in late June is generally in-line with our expectations. A distinct part of our rationale in building the Tiverton Casino & Hotel was aimed at anticipated competition. The ramping of Tiverton is proceeding according to plan, and the new facility has showed marked resilience since the new competition opened. We are seeing some impact at our Twin River Casino Hotel where table games have decreased somewhat, while the impact on slots has been less than expected so far. Although the New England gaming markets performed solidly through the first quarter of this year, we did see some softness beginning early in the second quarter prior to the opening of the new Boston competition, and extending through the end of the quarter. We attribute some of this softness to a challenging comparable period in 2018 as pent up demand in the second quarter of 2018 resulted from poor weather in the prior quarter. A decrease in the amount of tax return dollars as a result of the prior year federal tax legislation may also have played a role in the current quarter."
Mr. Papanier added, "Our strategy of accretive growth and diversification continues to resonate with success. In 2014, we acquired the Hard Rock Biloxi at an approximate 10x multiple. We are pleased to report that, even with additional competition in that market since the acquisition, our cash flow growth has resulted in a current ownership multiple below 7x. Further, we acquired the Newport Grand in 2016 and were able to utilize that gaming license in constructing the Tiverton property, which continues its positive ramp even with new regional competition. Finally, we acquired Dover Downs earlier this year, so the second quarter is our first full quarter of ownership. Again, this property is ramping its operations and financial performance faster than expected and, with our numerous implemented and planned changes and upgrades to both the marketing plan and customer experience, we expect to further improve upon this upward trajectory."
Mr. Papanier concluded, “We look forward to providing more commentary about our second quarter results and strategic vision on our second quarter earnings call in August.”
The preliminary estimates of Twin River’s financial results included in this release have been prepared by, and are the responsibility of, its management. Twin River’s independent registered public accountants, Deloitte & Touche LLP, have not audited, reviewed or performed any procedures with respect to such preliminary estimates of Twin River’s operating results. The information presented herein should not be considered a substitute for the financial information to be filed with the SEC in Twin River’s Quarterly Report on Form 10-Q for the June 30, 2019 quarter. Twin River has no intention or obligation to update the preliminary estimates of its operating results set forth below prior to filing that Form 10-Q.

Reconciliation of GAAP Measure to Non-GAAP Measure
To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, Twin River has included in this press release Adjusted EBITDA, a non-GAAP financial measure, which excludes certain items listed below. The preliminary reconciliation of this non-GAAP financial measure to its comparable GAAP financial measure, net income, is presented in the table below. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Twin River believes that presenting this non-GAAP financial measure aids in making period-to-period comparisons and is a meaningful indication of its actual operating performance. Twin River's management utilizes and plans to utilize this non-GAAP financial information to compare Twin River's operating performance to comparable periods and to internally prepared projections. Twin River's non-GAAP financial measure may not be the same as or comparable to similar non-GAAP measures presented by other companies. All line items for June 30, 2019 are preliminary estimates.

Reconciliation of Preliminary Estimated Net Income to
Preliminary Estimated Adjusted EBITDA at Midpoint (unaudited)

	Quarter Ended
(in millions)	June 30, 2019 at Midpoint	June 30, 2018 Actual(1)
Net income	$17.1	$20.3
Interest expense, net of interest income	9.2	5.1
Provision for income taxes	6.2	6.1
Depreciation and amortization	8.3	5.1
Non-operating income	(0.2)	—
Loss on extinguishment and modification of debt	1.5	—
Merger and going public expenses	1.5	0.7
Share-based compensation	1.6	6.0
Non-recurring litigation expenses, net of insurance proceeds	0.5	0.4
Pension audit payment	(0.5)	—
Acquisition costs	0.8	—
Expansion and pre-opening expenses	—	0.5
Professional and advisory fees associated with capital return program	1.7	—
Other	(0.2)	0.2
Adjusted EBITDA	$47.5	$44.3
(1) Amounts may not subtotal due to rounding.

Reconciliation of Preliminary Estimated Net Income to Preliminary Estimated
Adjusted EBITDA for the Quarter Ended June 30, 2019 at Midpoint (unaudited)

(in millions)	Rhode Island	Dover	Biloxi	Other	Total
Net income	$21.5	$1.3	$4.5	$(10.2)	$17.1
Interest expense, net of interest income	1.0	0.1	—	8.1	9.2
Provision for income taxes	8.0	0.5	1.2	(3.5)	6.2
Depreciation and amortization	4.6	1.3	2.3	0.1	8.3
Non-operating income	—	—	—	(0.2)	(0.2)
Loss on extinguishment and modification of debt	1.0	—	—	0.5	1.5
Merger and going public expenses	—	0.9	—	0.6	1.5
Share-based compensation	—	—	—	1.6	1.6
Non-recurring litigation expenses, net of insurance proceeds	—	—	0.3	0.2	0.5
Pension audit payment	(0.5)	—	—	—	(0.5)
Acquisition costs	—	—	—	0.8	0.8
Credit Agreement amendment	—	—	—	(0.2)	(0.2)
Professional and advisory fees associated with capital return program	—	—	—	1.7	1.7
Allocation of corporate costs	2.5	1.1	1.0	(4.6)	—
Adjusted EBITDA	$38.1	$5.2	$9.3	$(5.1)	$47.5

Reconciliation of Net Income to Adjusted EBITDA
for the Quarter Ended June 30, 2018 (unaudited)

(in millions)	Rhode Island	Biloxi	Other	Total
Net income	$24.1	$4.5	$(8.3)	$20.3
Interest expense, net of interest income	2.0	—	3.1	5.1
Provision for income taxes	6.7	1.4	(2.1)	6.0
Depreciation and amortization	2.8	2.3	—	5.1
Merger and going public expenses	—	—	0.7	0.7
Share-based compensation	—	—	6.0	6.0
Non-recurring litigation expenses, net of insurance proceeds	—	—	0.4	0.4
Legal & financial expenses for strategic review		—	0.1	0.1
Storm related repair expense, net of insurance recoveries		0.1	—	0.1
Expansion and pre-opening expenses	0.5	—	—	0.5
Allocation of corporate costs	2.1	1.0	(3.1)	—
Adjusted EBITDA(1)	38.1	9.3	(3.1)	44.3
(1) Amounts may not subtotal due to rounding.

General Information
Twin River’s board of directors authorized the Offer, but none of the members of the board of directors, Twin River, the dealer manager, the information agent or the depositary or any of their affiliates has made, and they are not making, any recommendation to Shareholders as to whether Shareholders should tender or refrain from tendering their Shares or as to the price or prices at which Shareholders may choose to tender their Shares. Twin River has not authorized any person to make any such recommendation. Shareholders must make their own decision as to whether to tender their Shares and, if so, how many Shares to tender and the price or prices (if any) at which they will tender their Shares. In doing so, Shareholders should read carefully the information in, or incorporated by reference in, the Offer to Purchase and in the letter of transmittal, including the purpose and effects of the Offer. Shareholders are urged to discuss their decision with their own tax, financial and legal advisors.
Moelis & Company LLC is acting as the dealer manager for the Offer. MacKenzie Partners, Inc. is serving as the information agent and American Stock Transfer & Trust Company, LLC is acting as the depositary. The Offer to Purchase, the related letter of transmittal and the other Offer materials have been filed with the SEC. Shareholders should read these materials carefully because they contain important information, including the terms and conditions of the Offer. Requests for documents may be directed to MacKenzie Partners, Inc. at (800) 322-2885 (toll free) or tender offer@mackenziepartners.com. Questions regarding the Offer may be directed to Moelis & Company LLC at (800) 346-8848 (toll free).
This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Offer is only being made pursuant to the terms of the Offer to Purchase. Terms used in this press release with initial capital letters that are defined in the Offer materials are used as so defined.

About Twin River
Twin River owns and manages four casinos, two casinos in Rhode Island, one in Mississippi and one in Delaware, as well as a Colorado horse race track that has 13 authorized OTB licenses. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Dover Downs Hotel & Casino (Dover, DE) and Arapahoe Park racetrack (Aurora, CO). Its casinos range in size from 1,000 slots and 32 table games facilities to properties with over 4,100 slots, approximately 125 table games, and 48 stadium gaming positions, along with hotel and resort amenities. Its shares are traded on the New York Stock Exchange under the ticker symbol “TRWH.”
Forward-Looking Statements
This communication contains "forward-looking" statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including future financial and operating results and the Company's plans, objectives, expectations and intentions, legal, economic and regulatory conditions are forward-looking statements. Forward-looking statements are sometimes identified by words  like "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from the acquisition of Dover Downs and other proposed transactions; (2) uncertainty of the expected financial performance of the Company, including the failure to realize the anticipated benefits of its acquisitions; (3) the Company’s ability to implement its business strategy; (4) the risk that stockholder litigation may result in significant costs of defense, indemnification and/or liability; (5) evolving legal, regulatory and tax regimes; (6) changes in general economic and/or industry specific conditions; (7) the effects of competition that exists in the gaming industry; (8) actions by third parties, including government agencies; (9) the risk that the proposed transactions may not be completed on the terms or in the time frame expected, or at all; and (10) other risk factors as detailed under Part I. Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on April 1, 2019. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. TRWH does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Investor Contact

Steve Capp
Executive Vice President and Chief Financial Officer
401-475-8574
InvestorRelations@twinriver.com

Media Contact

Patti Doyle
401-374-2553
patti.doyle@gmail.com